UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2025

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05.	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 15, 2025, the Board of Directors of CoreCivic, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee, approved a new Code of Ethics (the “Code of Ethics”). The new Code of Ethics is designed to highlight the Company’s mission and values, reinforce the Company’s commitment to its human rights policy, and augment certain code elements, such as the Company’s commitment to integrity as a government contractor and to promoting a safe and respectful workplace characterized by respect and dignity for those in the Company’s care or custody and a sense of belonging for its employees. The new Code of Ethics also makes certain technical, administrative, and non-substantive changes. The Code of Ethics applies to all directors, officers, and employees of the Company and its subsidiaries, and will be effective by or before the third quarter of 2025. The Code of Ethics does not materially change the responsibilities and obligations that applied previously, and did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Ethics.

A copy of the Code of Ethics is available under the Investor Relations tab of the Company’s website at www.corecivic.com. The contents of the Company’s website are not incorporated by reference in this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2025, the Company held its 2025 annual meeting of stockholders (the “Annual Meeting”) via live webcast. At the Annual Meeting there were present in person or represented by proxy 92,281,861 shares of the Company’s common stock, which represented approximately 84.4% of the 109,318,283 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) elected twelve (12) directors to the Company’s Board of Directors (the “Board”); (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and (iii) approved on an advisory basis the compensation of the Company’s named executive officers. The results of each proposal submitted to a vote of the stockholders at the Annual Meeting are forth below.

Proposal 1: The twelve (12) nominees for director received the number of votes reported below:

Nominee	For	Against	Abstain	Broker Non-Votes
Mark A. Emkes	80,896,026	2,081,038	58,341	9,246,456
Alexander R. Fischer	82,739,296	238,219	57,890	9,246,456
Catherine Hernandez-Blades	82,596,998	380,086	58,321	9,246,456
Damon T. Hininger	82,254,124	724,190	57,091	9,246,456
Stacia A. Hylton	82,564,724	387,415	83,266	9,246,456
Harley G. Lappin	82,352,553	610,089	72,763	9,246,456
Thurgood Marshall, Jr.	80,705,243	2,289,778	40,384	9,246,456
Devin I. Murphy	82,558,021	419,563	57,821	9,246,456
John R. Prann, Jr.	80,005,743	2,970,561	59,101	9,246,456
S. Dawn Smith	82,909,255	68,249	57,901	9,246,456
Stacey M. Tank	82,718,504	259,464	57,437	9,246,456
Nina A. Tran	82,902,699	71,397	61,309	9,246,456

Accordingly, Mr. Emkes, Mr. Fischer, Ms. Hernandez-Blades, Mr. Hininger, Ms. Hylton, Mr. Lappin, Mr. Marshall, Mr. Murphy, Mr. Prann, Ms. Smith, Ms. Tank and Ms. Tran were elected to serve until the Company’s 2026 Annual Meeting of Stockholders and until their respective successor is duly qualified and elected.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

For	Against	Abstain
89,072,076	3,190,926	18,859

Proposal 3: An advisory vote to approve the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
80,772,098	2,001,079	262,228	9,246,456

Item 8.01.	Other Events.

On May 15, 2025, the Board of Directors of the Company (the “Board”) authorized an increase (the “Additional Authorization”) to its existing share repurchase program pursuant to which the Company may purchase up to an additional $150.0 million in shares of the Company’s outstanding common stock, par value $0.01 per share (“Common Stock”). As a result of the Additional Authorization, the aggregate authorization under the Company’s repurchase program increased from up to $350.0 million shares of Common Stock to up to $500.0 million shares of Common Stock. The share repurchase program has no time limit and does not obligate the Company to purchase any particular amount of Common Stock. The authorization for the share repurchase program may be terminated, suspended, increased or decreased by the Board in its discretion at any time. Repurchases of Common Stock by the Company will be made in accordance with applicable securities laws and may be made at management’s discretion within parameters set by the Board from time to time in the open market, through privately negotiated transactions, or otherwise.

Since May 16, 2022 through May 14, 2025, the Company has repurchased 16.6 million shares of Common Stock at an average price of approximately $13.36 per share, representing an aggregate purchase price of $222.1 million, excluding fees, commissions or other expenses related to repurchases. Including the Additional Authorization, there is approximately $277.9 million remaining under the current Board authorized share repurchase plan.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements including statements regarding the Company’s share repurchase program. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (the “SEC”) and include the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 21, 2025. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Current Report on Form 8-K:

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2025	CORECIVIC, INC.

	By:	/s/ David M. Garfinkle
David M. Garfinkle
Executive Vice President and Chief Financial Officer